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                                                                       EXHIBIT 1

                                1,100,000 SHARES

                        COMMUNITY SHORES BANK CORPORATION

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                __________, 1998

Roney Capital Markets,
   a division of First Chicago Capital Markets, Inc.
   As Representative of the Underwriters named in Schedule I hereto
One Griswold
Detroit, Michigan 48226

Dear Sirs:

         Community Shores Bank Corporation, a Michigan corporation (the "Company"), proposes to issue and sell 1,100,000 shares (the "Firm Shares") of its authorized but unissued Common Stock (the "Common Stock") to the Underwriters named in Schedule I hereto (the "Underwriters") for which Roney Capital Markets, a division of First Chicago Capital Markets, Inc., is acting as a representative ("Roney" or the "Representative"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 165,000 shares (the "Optional Shares") to cover over-allotments. The Firm Shares and the Optional Shares are called, collectively, the "Shares."

         1.       SALE AND PURCHASE OF THE SHARES.

                  (a) On the basis of the representations, warranties and agreements of the Company contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price of $______ per Share, except as set forth in Section 1(b) below.

                  (b) On the basis of the representations, warranties and agreements of the Company contained in, and subject to the terms and conditions of, this Agreement, the policies of the National Association of Securities Dealers, Inc. (the "NASD"), and pursuant to directions from the Company, Roney will offer to sell to each of the persons listed on Exhibit A (who may purchase alone or with
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         family members to the extent permitted by the Free-Riding and
         Withholding Interpretation (the "Interpretation") under the Rules of Fair Practice of the NASD) the number of Shares set forth opposite their respective names on Exhibit A. To the extent such persons (alone or with such family members) offer to buy such Shares, Roney agrees to purchase up to 300,000 of such Shares at a purchase price of $______ per Share. The parties agree that the securities purchased and sold under this subparagraph shall constitute "issuer directed securities" sold to the issuer's employees or directors or other persons under the Interpretation.

                  (c) On the basis of the representations, warranties and agreements of the Company contained in, and subject to the terms and conditions of, this Agreement, the Company grants to the Underwriters an option to purchase all or any part of the Optional Shares at a price per Share of $____. The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the price set forth in this paragraph, that portion of the number of Optional Shares as to which such option shall have been exercised (to be adjusted by Roney so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder. The over-allotment option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time or times on or before 12:00 noon, Detroit time, on the day before the Firm Shares Closing Date (as defined in Section 2 below), and only once at any time after that date and within 30 days after the Effective Date (as defined in Section 4 below), in each case upon written or transmitted facsimile notice, or verbal notice confirmed by transmitted facsimile, written or telegraphic notice, by Roney to the Company no later than 12:00 noon, Detroit time, on the day before the Firm Shares Closing Date or at least three but not more than five full business days before the Optional Shares Closing Date (as defined in Section 2 below), as the case may be, setting forth the number of Optional Shares to be purchased and the time and date (if other than the Firm Shares Closing
         Date) of such purchase.

         2. DELIVERY AND PAYMENT. Delivery by the Company of the Firm Shares to Roney for the accounts of the several Underwriters and payment of the purchase price by wire transfer or certified or official bank check payable in immediately available funds to the Company, shall take place at the offices of Dickinson Wright PLLC, 500 Woodward Avenue, Suite 4000, Detroit, Michigan 48226, at 10:00 a.m., Detroit time, at such time and date, not later than the third (or, if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after 4:30 p.m., Washington, D.C. time, the fourth) full business day following the first date that any of the Shares are released by the Underwriters for sale to the public, as Roney shall designate by at least 48 hours prior notice

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to the Company (the "Firm Shares Closing Date"); provided, however, that if the
Prospectus (as defined in Section 4 below) is at any time prior to the Firm Shares Closing Date recirculated to the public, the Firm Shares Closing Date shall occur upon the later of the third or fourth, as the case the may be, full business day following the first date that any of the Shares are released by the Underwriters for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

                  To the extent the option with respect to the Optional Shares is exercised, delivery by the Company of the Optional Shares, and payment of the purchase price by wire transfer or certified or official bank check payable in immediately available funds to the Company, shall take place at the offices of Dickinson Wright PLLC specified above at the time and on the date (which may be the Firm Shares Closing Date) specified in the notice referred to in Section 1(c) (such time and date of delivery and payment are called the "Optional Shares Closing Date"). The Firm Shares Closing Date and the Optional Shares Closing Date are called, individually, a "Closing Date" and, collectively, the "Closing Dates."

                  Certificates representing the Firm Shares shall be registered in such names and shall be in such denominations as Roney shall request at least two full business days before the Firm Shares Closing Date or, in the case of the Optional Shares, on the day of notice of exercise of the option as described in Section 1(c), and shall be made available to Roney for checking and packaging, at such place as is designated by Roney, at least one full business day before the Closing Date.

         3. PUBLIC OFFERING. The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date as Roney deems advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented).

         4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to the Underwriters and agrees with the Underwriters as follows:

                  (a) The Company has carefully prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder (the "Rules"), a registration statement on Form SB-2 (No. 333-63769), including a preliminary prospectus, and has filed with the Commission the registration statement and such amendments thereof as may have been required to the date of this Agreement. Copies of such registration statement (including all amendments thereof) and of the related preliminary prospectus have heretofore been delivered by the Company to you. The term "preliminary prospectus" means any preliminary prospectus (as defined in Rule 430 of the Rules) included at any time as a part of the registration statement. The

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         registration statement as amended (including any supplemental registration statement under Rule 462(b) or any amendment under Rule 462(c) of the Rules) at the time and on the date it becomes effective (the "Effective Date"), including the prospectus, financial statements, schedules, exhibits, and all other documents incorporated by reference therein or filed as a part thereof, is called the "Registration Statement;" provided, however, that "Registration Statement" shall also include all Rule 430A Information (as defined below) deemed to be included in such Registration Statement at the time such Registration Statement becomes effective as provided by Rule 430A of the Rules. The term "Prospectus" means the Prospectus as filed with the Commission pursuant to Rule 424(b) of the Rules or, if no filing pursuant to Rule 424(b) of the Rules is required, means the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules. Reference made herein to any preliminary prospectus or to the Prospectus shall be deemed to refer to and include any document attached as an exhibit thereto or incorporated by reference therein, as of the date of such preliminary prospectus or the Prospectus, as the case may be. The Company will not file any amendment of the Registration Statement or supplement to the Prospectus to which Roney shall reasonably object in writing after being furnished with a copy thereof.

                  (b) Each preliminary prospectus, at the time of filing thereof, contained all material statements which were required to be stated therein in accordance with the Securities Act and the Rules, and conformed in all material respects with the requirements of the Securities Act and the Rules, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order suspending or preventing the use of any preliminary prospectus. When the Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the Rules, when any post-effective amendment of the Registration Statement shall become effective, when any supplement to or pre-effective amendment of the Prospectus is filed with the Commission and at each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations of the Commission thereunder, and neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in the Registration

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         Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters, specifically for use in connection with the preparation thereof.

                  (c) All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement.

                  (d) Crowe, Chizek & Company, LLP, whose report is filed with the Commission as part of the Registration Statement, are, and during the periods covered by their report were, independent public accountants as required by the Securities Act and the Rules.

                  (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan. Community Shores Bank, a Michigan banking corporation (the "Bank"), has become a body corporate under the Michigan Banking Code of 1969 (the "Banking Code") and is currently limited to the transaction of only such business as is incidental and necessarily preliminary to its organization. Neither the Company nor the Bank has any properties or conducts any business outside of the State of Michigan which would require either of them to be qualified as a foreign corporation or bank, as the case may be, in any jurisdiction outside of Michigan. Neither the Company nor the Bank has any directly or indirectly held subsidiary. The Company has all power, authority, authorizations, approvals, consents, orders, licenses, certificates and permits needed to enter into, deliver and perform this Agreement and to issue and sell the Shares.

                  (f) The application for permission to organize the Bank (the "FIB Application") was approved by the Commissioner of the Financial Institutions Bureau for the State of Michigan (the "Commissioner") on September 30, 1998, pursuant to Order No. BT-0612-98-10, as amended on November 20, 1998, subject to certain conditions specified in the Order and supplemental correspondence from the Commissioner dated the same date. The Order and supplemental correspondence from the Commissioner are collectively referred to in this Agreement as the "FIB Order." All conditions contained in the FIB Order have been satisfied, except those conditions relating to paid-in capital of the Bank, maintenance of capital ratios and valuation reserves, the Certificate of Paid-In Capital and Surplus, completion of the Commissioner's preopening investigation and the issuance by the Commissioner of a certificate to commence business. The application to the Federal Deposit Insurance Corporation (the "FDIC") to become an insured depository institution under the provisions of the Federal Deposit Insurance Act (the "FDIC Application") was approved by order of the FDIC dated October 30, 1998 (the "FDIC Order"), as amended on December 3, 1998, subject to certain conditions specified in the Order. All conditions contained in the FDIC

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         Order required to be satisfied before the date of this Agreement have been satisfied The Company's application to become a bank holding company and acquire all issued capital stock of the Bank (the "Bank Holding Company Application") under the Bank Holding Company Act of 1956, as amended, was approved on November 5, 1998 (the "Federal Reserve Board Approval"), subject to certain conditions specified in the Federal Reserve Board Approval. All conditions in the Federal Reserve Board Approval required to be satisfied before the date of this Agreement have been satisfied. Each of the FIB Application, FDIC Application, and Bank Holding Company Application, at the time of their respective filings, contained all required information and such information was complete and accurate in all material respects. Other than the remaining conditions to be fulfilled under the FIB Order, FDIC Order and the Federal Reserve Board Approval specified above, no authorization, approval, consent, order, license, certificate or permit of and from any federal, state, or local governmental or regulatory official, body, or tribunal, is required for the Company or the Bank to commence and conduct their respective businesses and own their respective properties as described in the Prospectus, except such authorizations, approvals, consents, orders, licenses, certificates, or permits as are not material to the commencement or conduct of their respective businesses or to the ownership of their respective properties.

                  (g) The financial statements of the Company and any related notes thereto, included in the Registration Statement and the Prospectus, present fairly the financial position of the Company as of the date of such financial statements and for the period covered thereby. Such statements and any related notes have been prepared in accordance with generally accepted accounting principals applied on a consistent basis and certified by the independent accountants named in subsection 4(d) above. No other financial statements are required to be included in the Prospectus or the Registration Statement.

                  (h) The Company owns adequate and enforceable rights to use any patents, patent applications, trademarks, trademark applications, service marks, copyrights, copyright applications and other similar rights (collectively, "Intangibles") necessary for the conduct of the material aspects of its business as described in the Prospectus and the Company has not infringed, is infringing, or has received any notice of infringement of, any Intangible of any other person.

                  (i) The Company has a valid and enforceable fee simple interest in the real property located at 1030 Norton Avenue, Roosevelt Park, Michigan, which is as described in the Prospectus, and is free and clear of all liens, encumbrances, claims, security interests and defects except those which would not materially adversely affect the operation of the businesses of the Company and the Bank.

                  (j) There are no litigation or governmental or other proceedings or investigations pending before any court or before or by any public body or board or threatened against the Company or the Bank and to the best of the Company's

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         knowledge, there is no reasonable basis for any such litigation, proceedings or investigations, which would have a material adverse effect on commencement or conduct of the respective businesses of the Company or the Bank or the ownership of their respective properties.

                  (k) The Company and Bank have filed all federal, state, and local tax returns required to be filed by them and paid all taxes shown due on such returns as well as all other material taxes, assessments and governmental charges which have become due; no material deficiency with respect to any such return has been assessed or proposed.


                  (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition (financial or other), business, properties or prospects of the Company.

                  (m) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any material term, covenant or condition, by the Company, the Bank or, to the best of the Company's knowledge, any other party, of any lease, indenture, mortgage, note or any other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their businesses may be bound or affected, except such defaults or events as are not material to the commencement or conduct of their respective businesses or ownership of their respective properties.

                  (n) Neither the Company nor the Bank is in violation of any term or provision of the articles of incorporation or bylaws of the Company or the Bank. Neither the Company nor the Bank is in violation of, nor is either of them required to take any action to avoid any material violation of, any franchise, license, permit, judgment, decree, order, statute, rule or regulation.

                  (o) Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Bank pursuant to the terms of, any lease, indenture, mortgage, note or other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their businesses may be bound or affected, or any franchise, license, permit, judgment,

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         decree, order, statute, rule or regulation or violate any provision of the articles of incorporation or bylaws of the Company or the Bank, except those which are immaterial in amount or effect.

                  (p) The Company has authorized capital stock as set forth in the Prospectus. One share of Common Stock of the Company is issued and outstanding, which will be redeemed at or promptly following the Closing if permitted by applicable law. No shares of preferred stock are issued and outstanding. The issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action by the Company and, when issued, sold and delivered against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other right. Upon issuance, sale, and delivery thereof against payment therefor, all of the capital stock of the Bank will be duly authorized and validly issued, fully paid and nonassessable and will be owned by the Company, free and clear of all liens, encumbrances and security interests (subject to the provisions of the Banking Code, including, without limitation, Sections 77 and 201 of the Banking Code). There is no outstanding option, warrant or other right calling for the issuance of, and no binding commitment to issue, any share of stock of the Company or the Bank or any security convertible into or exchangeable for stock of the Company or the Bank, except for stock options described in the Registration Statement (the "Stock Options") under the 1998 Employee Stock Option Plan (the "Stock Option Plan"). The Common Stock, the Shares and the Stock Options conform to all statements in relation thereto contained in the Registration Statement and the Prospectus.

                  (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor the Bank has (1) issued any securities or incurred any material liability or obligation, direct or contingent, (2) entered into any material transaction, or (3) declared or paid any dividend or made any distribution on any of their stock, except liabilities, obligations, and transactions reasonably expected based on the disclosures in the Prospectus, and redemption of one share of Common Stock for $10 at or promptly following the Closing if permitted by applicable law.

                  (r) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement and obligation of the Company.

                  (s) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus.

                  (t) Neither the Company, nor the Bank, nor, to the Company's knowledge any director, officer, agent, employee or other person associated with the Company or the Bank, acting on behalf of the Company or the Bank, has used

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         any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (u) Neither the Company nor the Bank nor any affiliate of either of them has taken, and they will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock in order to facilitate the sale or resale of any of the Shares.

                  (v) No transaction has occurred between or among the Company or the Bank and any of their officers, directors, organizers or the Company's shareholder or any affiliate or affiliates of any such officer, director, organizer, or shareholder, that is required to be described in and is not described in the Prospectus.

                  (w) The Company is not and will not after the offering be an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (x) The Company has obtained from all of its executive officers and directors their written agreement that (i) for a period of 150 days from the date of the Effective Date, they will not offer to sell, sell, transfer, contract to sell, or grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock), except for (1) the exercise of Stock Options under the Stock Option Plan or (2) gifts of Common Stock (or other securities) to a donee or donees who agree in writing to be bound by this clause, and (ii) for a period of three months from the date of the Effective Date, they will not sell, transfer, assign, pledge, or hypothecate any shares of Common Stock acquired under Paragraph l(b), above, except with respect to Jose A. Infante who may resell one share of Common Stock to the Company.

         5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligation of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties of the Company in this Agreement as of the date of this Agreement and as of the Firm Shares Closing Date or Optional Shares Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions of this Agreement, to the performance by the Company of its obligations under this Agreement, and to the following additional terms and conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 P.M., Detroit time, on the date of this Agreement or on such later date

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         and time as shall be consented to in writing by Roney; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules; at each Closing Date, if any, no stop order shall have been issued or proceedings therefor initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the reasonable satisfaction of Roney.

                  (b) At each Closing Date, the Underwriters shall have received the favorable opinion of Dickinson Wright PLLC, counsel for the Company, dated the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, addressed to the Underwriters and in form and scope reasonably satisfactory to counsel for the Underwriters to the effect that:

                           (i) The Company (A) is a corporation existing and in
                  good standing under the laws of the State of Michigan, and (B) is not required to be qualified to do business in any jurisdiction outside Michigan. The Bank (X) has become a body corporate under the Banking Code and is currently limited to the transaction of only such business as is incidental and necessarily preliminary to its organization, and (Y) is not required to be qualified to do business in any jurisdiction outside Michigan.

                           (ii) Each of the Company and the Bank has full
                  corporate power and authority and all material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental bank regulatory officials and bodies necessary to own its properties and to commence and conduct its business as described in the Registration Statement and Prospectus, including, without limitation, the FIB Order, the FDIC Order and the Federal Reserve Board Approval, subject to the fulfillment of the conditions with respect to the FIB Order, the FDIC Order and the Federal Reserve Board Approval all as described in Section 4(f) above, except for such authorizations, approvals, orders, licenses, certificates and permits as are not material to the ownership of their properties or commencement or conduct of their businesses;

                           (iii) The Company has authorized capital stock as set
                  forth in the Prospectus and, prior to the Closing, had one share of Common Stock issued and outstanding; the Shares have been duly and validly authorized and issued and upon receipt by the Company of payment therefor in accordance with the terms of this Agreement will be fully paid and nonassessable and are not and will not be subject to, preemptive rights; the Shares and the other capital stock and Stock Options of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

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                           (iv) To such counsel's knowledge, after due inquiry,
                  the Company has no directly or indirectly held subsidiary;

                           (v) the certificates evidencing the Shares are in the
                  form approved by the Board of Directors of the Company, comply with the bylaws and the articles of incorporation of the Company, comply as to form and in all other material respects with applicable legal requirements;

                           (vi) this Agreement has been duly and validly
                  authorized, executed and delivered by the Company, and is the legal, valid and binding agreement and obligation of the Company enforceable in accordance with its terms, except (a) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights or by general equity principles (including requirements of reasonableness and good faith in the exercise of rights and remedies), whether applied by a court of equity or a court of law in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver, and (b), with respect to provisions relating to indemnification and contribution, to the extent they are held by a court of competent jurisdiction to be void or unenforceable as against public policy or limited by applicable laws or the policies embodied in them;

                           (vii) the Company is conveying to the Underwriters
                  good and valid title to the Shares that are issued in their name, free and clear of any adverse claims, except to the extent the Underwriters have notice of any adverse claim;

                           (viii) to the best of such counsel's knowledge, after
                  due inquiry, there are (A) no contracts or other documents which are required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto, (B) no legal or governmental proceedings pending or threatened against the Company or the Bank, and (C) no statutes or regulations applicable to the Company or the Bank, or certificates, permits, grants or other consents, approvals, orders, licenses or authorizations from regulatory officials or bodies, which are required to be obtained or maintained by the Company or the Bank and which are of a character required to be disclosed in the Registration Statement and Prospectus which have not been so disclosed;

                           (ix) the statements in the Registration Statement and
                  the Prospectus, insofar as they are descriptions of corporate documents, stock option plans, contracts, or agreements or descriptions of laws, regulations, or regulatory requirements, or refer to compliance with law or to statements of law or legal conclusions, are correct in all material respects;

                           (x) to the best of such counsel's knowledge, after
                  due inquiry, the execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms and provisions hereof by the Company will not give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Bank pursuant to the terms of, any lease, indenture, mortgage, note or other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their properties or businesses is or may be bound or affected, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or the Bank or any statute or any order, rule, or regulation applicable to the Company or the Bank of any court or any federal, state, local or other regulatory authority or other governmental body, the effect of which, in any such case, would be expected to be materially adverse to the Company or the Bank;

                           (xi) to the best of such counsel's knowledge, after
                  due inquiry, no consent, approval, authorization or order of any court or governmental agency or body, domestic or foreign, is required to be obtained by the Company in connection with the execution and delivery of this Agreement or the sale of the Shares to the Underwriters as contemplated by this Agreement, except those which have been obtained;

                           (xii) to the best of such counsel's knowledge, after
                  due inquiry, (A) neither the Company nor the Bank is in breach of, or in default (and no event has occurred which, with notice or lapse of time, or both, would constitute a default) under, any lease, indenture, mortgage, note, or other agreement or instrument to which the Company or the Bank, as the case may be, is a party; (B) neither the Company nor the Bank is in violation of any term or provision of either of their articles of incorporation or bylaws, or of any franchise, license, grant, permit, judgment, decree, order, statute, rule or regulation; and (C) neither the Company nor the Bank has received any notice of conflict with the asserted rights of others in respect of Intangibles necessary for the commencement or conduct of its business, the effect of which, in any such case, would be expected to be materially adverse to the Company or the Bank;

                           (xiii) the Registration Statement and the Prospectus
                  and any amendments or supplements thereto (other than the financial statements as to which no opinion need be rendered) comply as to form with the requirements of the Securities Act and the Rules in all material respects; and

                           (xiv) the Registration Statement is effective under
                  the Securities Act, and, to the best of such counsel's knowledge, after due inquiry, no proceedings for a stop order are pending or threatened under the Securities Act.

                  In rendering the foregoing opinion, such counsel may rely upon certificates of public officials (as to matters of fact and law) and officers of the Company (as to matters of fact), and include qualifications in its opinion as are reasonably acceptable to the Underwriters. Copies of all such certificates shall be furnished to counsel to the Underwriters on the Closing Date.

                  In addition, such counsel shall state that they have participated in conferences with officers of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and although such counsel did not independently verify the accuracy or completeness of the statements made in the Registration Statement and Prospectus and does not assume any responsibility for the accuracy or completeness of the statements in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement or Prospectus, as amended or supplemented, if amended or supplemented, contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading; except that such statement may exclude financial statements, financial data, and statistical information included in the Registration Statement and Prospectus.

                  (c) On or prior to each Closing Date, the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in subsection (b) of this Section 5, and in order to evidence the accuracy, completeness or satisfaction of the representations, warranties or conditions herein contained.

                  (d) Prior to each Closing Date, (i) there shall have been no material adverse change in the condition or prospects, financial or otherwise, of the Company or the Bank; (ii) there shall have been no material transaction, not in the ordinary course of business, entered into by the Company or the Bank except as set forth in the Registration Statement and Prospectus, other than transactions referred to or contemplated therein or to which the Representative has given its written consent; (iii) neither the Company nor the Bank shall be in default (nor shall an event have occurred which, with notice or lapse of time, or both, would constitute a default) under any provision of any material agreement, understanding or instrument relating to any outstanding indebtedness that is material in amount; (iv) no action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company or the Bank before or by any court or Federal, state or other commission, board or other administrative agency having jurisdiction over the Company or the Bank, as the case may be, which is expected to have a material adverse effect on the Company or the Bank; and (v) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or be threatened by the Commission.

                  (e) At each Closing Date, the Underwriters shall have received a certificate signed by the Chairman of the Board, and the President or Secretary of the Company dated the Firm Shares Closing Date or Optional Shares Closing Date, as the case may be, to the effect that the conditions set forth in subsection (d) above have been satisfied and as to the accuracy, as of the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, of the representations and warranties of the Company set forth in Section 4 hereof.

                  (f) At or prior to each Closing Date, the Underwriters shall have received a "blue sky" memorandum of Dickinson Wright PLLC, counsel for the Company, addressed to the Underwriters and in form and scope reasonably satisfactory to the Underwriters, concerning compliance with the blue sky or securities laws of the states listed in Exhibit B attached to this Agreement.

                  (g) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and to counsel for the Underwriters, and the Underwriters shall have received from counsel for the Underwriters a favorable opinion, dated as of each Closing Date, with respect to such of the matters set forth under subsections (b) (i),
         (iii), (vi), and (xiv) of this Section 5, and with respect to such other related matters as the Underwriters may reasonably require, if the failure to receive a favorable opinion with respect to such other related matters would cause the Underwriters to deem it inadvisable to proceed with the sale of the Shares.

                  (h) There shall have been duly tendered to the Underwriters certificates representing all the Shares agreed to be sold by the Company on the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be.

                  (i) No order suspending the sale of the Shares prior to each Closing Date, in any jurisdiction listed in Exhibit B, shall have been issued on the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, and no proceedings for that purpose shall have been instituted or, to the Underwriters' knowledge or that of the Company, shall be contemplated.

                  (j) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to the Underwriters' participation in the same.

                  If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, is not so fulfilled, the Representative may terminate this Agreement pursuant to Section 9(c) hereof or, if the Representative so elects, waive any such conditions which have not been fulfilled or extend the time of their fulfillment.

         6.       COVENANTS.

                  The Company covenants and agrees that it will:

                  (a) Use its best efforts to cause the Registration Statement to become effective and will notify the Representative immediately, and confirm the notice in writing, (i) when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose and (iii) of the receipt of any comments from the Commission. The Company will make every reasonable effort to prevent the issuance of a stop order, and, if the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

                  (b) During the time when a prospectus is required to be delivered under the Securities Act, comply so far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Underwriters, the Registration Statement or Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement in form satisfactory to the Representative. The cost of preparing, filing and delivering copies of such amendment or supplement shall be paid by the Company.

                  (c) Deliver to the Underwriters such number of copies of each preliminary prospectus as may reasonably be requested by the Underwriters and, as soon as the Registration Statement, or any amendment or supplement thereto, becomes effective, deliver to the Underwriters three signed copies of the Registration Statement, including exhibits, and all post-effective amendments thereto and deliver to the Underwriters such number of copies of the Prospectus, the Registration Statement and supplements and amendments thereto, if any, without exhibits, as the Underwriters may reasonably request.

                  (d) Endeavor in good faith, in cooperation with the Underwriters and their counsel, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of the states listed in Exhibit B. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction. The Company will advise the Representative promptly of the suspension of the qualification of the Shares for offering, sale or trading in any jurisdiction, or any initiation or threat of any proceeding for such purpose, and in the event of the issuance of any order suspending such qualification, the Company, with the cooperation of Representative, will use all reasonable efforts to obtain the withdrawal thereof.

                  (e) Furnish its security holders as soon as practicable an earnings statement (which need not be certified by independent certified public accountants unless required by the Securities Act or the Rules) covering a period of at least twelve months beginning after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules thereunder.

                  (f) For a period of five years from the Effective Date, furnish to its shareholders annual audited and quarterly unaudited consolidated financial statements with respect to the Company including balance sheets and income statements.

                  (g) For a period of five years from the Effective Date, furnish to the Representative the following:

                      (i) at the time they have been sent to shareholders of the
                  Company or filed with the Commission three copies of each annual, quarterly, interim, or current financial and other report or communication sent by the Company to its shareholders or filed with the Commission;

                      (ii) as soon as practicable, three copies of every press
                  release and every material news item and article in respect of the Company or the affairs of the Company which was released by the Company;

                      (iii) all other information reasonably requested by the
                  Representative with respect to the Company to comply with Rule 15c2-11 of the Rules and Section 4 of Schedule H of the NASD By-Laws; and

                      (iv) such additional documents and information with
                  respect to the Company and its affairs as the Representative may from time to time reasonably request.

                  (h) Acquire all of the Bank's outstanding capital stock, free and clear of all liens, encumbrances, or other claims or restrictions whatsoever (other than imposed by Sections 77 and 201 of the Banking
         Code), for not less than $8,000,000 from the proceeds of the offering and, in all other material respects, apply the net proceeds from the offering in the manner set forth under "Use of Proceeds" in the Prospectus.

                  (i) Not file any amendment or supplement to the Registration Statement or Prospectus after the effective date of the Registration Statement to which the Representative shall reasonably object in writing after being furnished a copy thereof.

                  (j) Timely file with the Commission reports on Form SR (if applicable) containing the information required by that Form in accordance with the provisions of Rule 463 of the Regulation under the Act.

                  (k) Comply with all registration, filing and reporting requirements of the Securities Act or the Exchange Act, which may from time to time be applicable to the Company.

                  (l) Cause the proper submission of the Certificate of Paid-In Capital and Surplus, give advance written notice to the Commissioner of the Bank's projected opening date, and in all other respects use reasonable efforts to comply with the requirements of, and satisfy the conditions of, the FIB Order, the FDIC Order and the Federal Reserve Board Approval, which are required to be complied with prior to the Bank commencing the business of banking; provided, however, that it shall not be a breach of this Section 6(l) for the Company or the Bank to fail to maintain any specified level of capital, surplus, capital ratio, valuation reserve or financial or operating performance after the Bank has commenced the business of banking or to fail to satisfy any such requirement or condition if such failure is waived or performance of such requirement or condition is accepted as sufficient by the FIB, the FDIC, and/or the Federal Reserve Board, as applicable.

                  (m) Pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including those relating to (1) the preparation, printing, filing and delivery of the Registration Statement, including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments of and supplements to the Registration Statement and the Prospectus, and the photocopying of the Underwriting Agreement and related agreements including, without limitation, the Dealer Agreement; (2) the issuance of the Shares and the preparation and delivery of certificates for the Shares to the Underwriters; (3) the registration or qualification of the Shares for offer and sale under the securities or "blue sky" laws of the various jurisdictions referred to in Exhibit B, including the fees and disbursements of counsel in connection with such registration and qualification and the preparation and printing of preliminary, supplemental, and final blue sky memoranda; (4) the furnishing (including costs of shipping and mailing) to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments of or supplements to the Prospectus, and of the several documents required by this Section to be so furnished; (5) the filing requirements and fees of the NASD in connection with its review of the terms of the public offering and the underwriting; (6) the furnishing (including costs of shipping and mailing) of copies of all reports and information required by Section 6(g); (7) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters; (8) the inclusion of the Shares on the OTC Bulletin Board; and (9) the Underwriters' out-of-pocket expenses, including without limitation, road show expenses and legal fees of counsel to the Underwriters (such out-of-pocket expenses and legal fees payable by the Company shall not exceed $40,000). Upon a successful completion of the offering, the Underwriters will credit the out-of-pocket and legal fee reimbursement described in Section 6(m)(9) against the underwriting discount.

                  (n) Not, without the prior written consent of the Representative, sell, contract to sell or grant any option for the sale of or otherwise dispose of, directly or indirectly, or register with the Commission, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock) within 150 days after the date of the Prospectus, except as provided in this Agreement and except for grants and exercises of Stock Options under the Stock Option Plan as described in the Prospectus.

                  (o) For not less than 3 fiscal years after the Effective Date, unless the Representative shall otherwise consent in writing, (i) timely file with the Commission all reports required by Section 15(d) of the Exchange Act and not seek suspension of the duty to file such reports, and (ii) not less frequently than annually prepare a proxy statement and annual report which conform substantially to the requirements of Commission Regulation 14A and distribute such proxy statement and annual report to record and beneficial owners substantially in the manner which would be required by Commission Regulation 14A if applicable.

                  (p) Use its best efforts to cause itself and the Bank to commence their businesses as described in the Prospectus not later than March 1, 1999.

         7.       INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of the Underwriters (or any person controlling the Underwriters) on account of any losses, claims, damages or liabilities arising from the sale of the Shares in the public offering to any person by the Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for use therein. The Company shall not be liable hereunder to the Underwriters (or any controlling person thereof) to the extent that any loss, claim, damage or other liability incurred by the Underwriters arises from the Underwriters' fraudulent act or omission.

                  (b) Each Underwriter agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company to the same extent as the foregoing indemnity from the Company to the Underwriters, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by such Underwriter specifically for use therein; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) hereunder shall be limited to the total price at which the Shares purchased by such Underwriter hereunder were offered to the public. The Underwriters shall not be liable hereunder to the Company (including any controlling person, director or officer thereof) to the extent that any loss, claim, damage or other liability incurred by the Company arises from a fraudulent act or omission by the Company.

                  (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (2) the indemnified party shall have reasonably concluded that, because of the existence of different or additional defenses available to the indemnified party or of other reasons, there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or that, under the circumstances, it is otherwise appropriate, or (3) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claims effected without its written consent.

         8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 7(a) or 7(b) is due in accordance with its terms but for any reason is held to be unavailable, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received from other persons), to which the Company and the Underwriters may be subject, in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the front cover page of the Prospectus bears to the public offering price appearing thereon and the Company is responsible for the balance; provided, however, that (a) in no case shall the Underwriters be responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriters hereunder and
(b) no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriters within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Underwriters, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, each officer and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (a) and (b) of this Section. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

                  In any proceeding relating to the Registration Statement, any preliminary prospectus, the Prospectus or any supplement thereto or amendment thereof, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court in Michigan, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         9. TERMINATION. This Agreement may be terminated by the Representative by notifying the Company at any time:

                  (a) before the earliest of (1) 11:00 a.m., Detroit time, on the business day following the Effective Date, (2) the time of release by Roney for publication of the first newspaper advertisement with respect to the Shares and (3) the time when the Shares are first generally offered by the Underwriters to dealers by letter or telegram;

                  (b) at or before any Closing Date if, in the judgment of the Representative, payment for and delivery of the Shares is rendered impracticable or inadvisable because (1) additional material governmental restrictions, not known to be in force and effect when this Agreement is signed, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, on the American Stock Exchange or on the over-the-counter market, or trading in securities generally shall have been suspended on either such Exchange or on the over-the-counter market or a general banking moratorium shall have been established by federal, New York or Michigan authorities, (2) a war or other calamity shall have occurred or shall have accelerated to such an extent as to affect adversely the marketability of the Shares, (3) the Company or the Bank shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, which, whether or not said loss shall have been insured, will in the Representative's opinion, make it inadvisable to proceed with the offering of the Shares, (4) the FIB Order, the FDIC Order, or the Federal Reserve Board Approval shall have been withdrawn or materially altered, or notice shall have been received to the effect that any of such approvals will not be received, or, if received, will be subject to conditions that the Company would not be able to fulfill in a reasonable time in the Representative's reasonable opinion, (5) in the Representative's reasonable opinion it is not probable that the Company and Bank will be able to commence business before March 1, 1999, for any reason, or (6) there shall have been such material change in the condition, business operations or prospects of the Company or the market for the Shares or similar securities as in the Representative's judgment would make it inadvisable to proceed with the offering of the Shares; or

                  (c) at or before any Closing Date, if any of the conditions specified in Section 5 or any other agreements, representations or warranties of the Company in this Agreement shall not have been fulfilled when and as required by this Agreement.

If this Agreement is terminated pursuant to any of its provisions, except as otherwise provided in this Agreement, the Company shall not be under any liability to the Underwriters (other than for obligations assumed in Section 6 hereof), and the Underwriters shall not be under any liability to the Company; provided, however, that if this Agreement is terminated by the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or for any reasons provided in subparagraphs (b) (other than (b)(6)) and (c) above, the Company will reimburse the Underwriters for all accountable out-of-pocket expenses (including, without limitation, road show expenses and fees and disbursements of counsel to the Underwriters) up to a maximum of $40,000 (including the $20,000 advance below) incurred by it in connection with the proposed purchase and sale of the Shares or in contemplation of performing its obligations hereunder. The Underwriters acknowledge receipt of a $20,000 advance from the Company. If this Agreement is terminated for any reason, the Underwriters shall be entitled to retain such advance as reimbursement for their accountable out-of-pocket expenses; provided, however, in the event that the accountable out-of-pocket expenses to be reimbursed under this paragraph are less than $20,000, the Underwriters shall pay such difference to the Company. If this Agreement is not terminated, the $20,000 shall be credited at closing against the underwriting discount.

         10.      DEFAULT BY UNDERWRITER.

                  (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Closing Date, the Representative may in its discretion arrange for any of the Underwriters or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or parties satisfactory to the Representative to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that it has so arranged for the purchase of such Shares, or the Company notifies the Representative that it has so arranged for the purchase of such Shares, the Representative or the Company shall have the right to postpone such Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representative's opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

             (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Optional Shares Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Sections 7 and 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         11. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates, and such representations, warranties and agreements of the Company, including, without limitation, the payment and reimbursement agreements contained in
Section 6 hereof and the indemnity and contribution agreements contained in Sections 7 and 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person and shall survive termination of this Agreement and/or delivery of the Shares to and payment for the Shares by the Underwriters pursuant to this Agreement. In addition, the covenants contained in Section 6 hereof, the agreements contained in this Section 11 and in Sections 7, 8 and 9 shall survive termination of this Agreement and/or delivery of the Shares to and payment for the Shares by the Underwriters pursuant to this Agreement.

         12. MISCELLANEOUS. This Agreement has been and is made for the benefit of the Underwriters, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriters or the Company, and directors and certain officers of the Company, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from the Underwriters merely because of such purchase.

             If any action or proceeding shall be brought by the Underwriters or the Company in order to enforce any right or remedy under this Agreement, the Underwriters and the Company hereby consent to, and agree that they will submit to, the jurisdiction of the courts of the State of Michigan and of any Federal court sitting in the State of Michigan.

             All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph, if subsequently confirmed in writing, to the Underwriters, care of Roney, at One Griswold, Detroit, Michigan 48226 (facsimile No. (313) 963-2303) (with a copy to Donald J. Kunz, Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226 (facsimile No. (313) 465-7455)); and to the Company at 1030 Norton Avenue, Roosevelt Park, Michigan 49441,(facsimile No.
(616)780-3006), Attention: Jose A. Infante, Chairman of the Board, President and Chief Executive Officer (with a copy to Jerome M. Schwartz, Dickinson Wright PLLC, 500 Woodward Avenue, Suite 4000, Detroit, Michigan 48226 (facsimile No. (313) 223-3598)).

                  The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement. The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court for the County of Wayne shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Agreement and that all litigation arising out of or relating to this Agreement shall be commenced in the United States District Court for the Eastern District of Michigan or in the Wayne County (Michigan) Circuit Court.

         Please confirm that the foregoing correctly sets forth the agreement between us.

                                         Very truly yours,

                                         COMMUNITY SHORES BANK CORPORATION


                                         By: __________________________________
                                                  Jose A. Infante
                                                  Its:  Chief Executive Officer

Confirmed by Roney on behalf
of each of the Underwriters,

RONEY CAPITAL MARKETS,
   a division of First Chicago Capital Markets, Inc.


By: _________________________________
         John C. Donnelly
         Managing Director

                                   SCHEDULE I


                                                                                    Number of Optional
                                                                                       Shares to be
                                             Total Number of                           Purchased if
                                              Shares to be                            Maximum Option
    Underwriter                                 Purchased                               Exercised
    -----------                              ---------------                        ------------------
Roney Capital Markets


                                                ---------                                -------
       Total                                    1,100,000                                165,000

                                   EXHIBIT A
                                   ---------




                                   Number                    Relationship
                                     of                      of Person to
            Name                   Shares                   to the Company
            ----                   ------                   --------------

Ralph R. Berggren                   5,500                       Officer
David C. Bliss                     20,000                      Director
Gary F. Bogner                     27,500                      Director
Heather D. Brolick                  2,500                       Officer
Chad D. Bush                       15,000                      Organizer
John C. Carlyle                    25,000                      Director
Robert L. Chandonnet               25,000                      Director
Dennis L. Cherette                 15,000                      Director
Bruce J. Essex                     75,000                      Director
William J. Fettis                  15,000                      Organizer
Michael D. Gluhanich               25,600                      Director
Donald E. Hegedus                  25,700                      Director
John L. Hilt                       40,000                      Director
Jose A. Infante                    10,300                Director and Officer
Robert L. Jacobs                    6,100                       Officer
Joy R. Nelson                       2,500                      Director
                                ---------
                                  335,700

                                    EXHIBIT B
                                    ---------

                                     States


                                     Florida
                                    Illinois
                                     Indiana
                                    Kentucky
                                    Michigan
                                    Missouri
                                   New Jersey
                                    New York
                                      Ohio
                                    Wisconsin